EXHIBIT 23











                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements on Form S-4 (File No. 333-36013) and Form S-8 (File Nos. 33-55367, 33-56515
and 33-38425 and 33-38426) of Mark IV Industries, Inc. and Subsidiaries of our report dated March 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of Mark IV Industries, Inc. and Subsidiaries as of February 28, 1999 and for each of the three fiscal years in the period ended February 28, 1999, which reports are included in this Annual Report on Form 10-K.





                                       PricewaterhouseCoopers LLP








Rochester, New York
May 28, 1999